UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2024

UNITED AIRLINES HOLDINGS, INC.

UNITED AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
Delaware	001-10323	74-2099724
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

233 S. Wacker Drive, Chicago, IL	60606
233 S. Wacker Drive, Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(872) 825-4000

(872) 825-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Registrant	Title of each class	Trading Symbol	Name of each exchange on which registered
United Airlines Holdings, Inc.	Common Stock, $0.01 par value	UAL	The Nasdaq Stock Market LLC
United Airlines Holdings, Inc.	Preferred Stock Purchase Rights	None	The Nasdaq Stock Market LLC
United Airlines, Inc.	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

On July 2, 2020, Mileage Plus Holdings, LLC (“MPH”), a direct wholly owned subsidiary of United Airlines, Inc. (“United”), Mileage Plus Intellectual Property Assets, Ltd., an indirect wholly owned subsidiary of MPH (“MIPA” and, together with MPH, the “Issuers”), each subsidiary of MPH, United, United’s parent company, United Airlines Holdings, Inc. (“UAL”), and certain subsidiaries of UAL entered into a credit agreement with Goldman Sachs Bank USA, as administrative agent, the lenders party thereto, the lead arrangers named therein and Wilmington Trust, National Association, as collateral administrator, which provided for a term loan facility in an aggregate principal amount of up to $3.0 billion (the “Term Loan Facility”). On July 2, 2020, the Issuers borrowed $3.0 billion in aggregate principal amount under the Term Loan Facility, the proceeds of which MIPA and MPH lent to United, after depositing a portion of such proceeds in a reserve account to cover future interest payments.

On July 2, 2024, the Issuers voluntarily prepaid in full the outstanding principal balance of the Term Loan Facility, which was $1.8 billion, and all accrued and unpaid interest and fees under the Term Loan Facility and terminated all commitments thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED AIRLINES HOLDINGS, INC. UNITED AIRLINES, INC.

	By:	/s/ Michael Leskinen
	Name:	Michael Leskinen
	Title:	Executive Vice President and Chief Financial Officer

Date: July 2, 2024